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                            EXHIBIT INDEX

Exhibit 99.1              Press Release issued by SGV Bancorp, Inc. on
                          September 23, 1999.





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SGV BANCORP, INC.
225 NORTH BARRANCA STREET, P.O. BOX, WEST COVINA, CALIFORNIA 91791-0910, 626-859-4250
WWW.FIRSTFEDERALSGV.COM

SGV BANCORP



                                                For Contact:   SGV Bancorp, Inc.
                                                                Barrett Andersen
                                                                   President/CEO
                                                                  (626) 859-4201
                                                                            -or-
                                                                      Ronald Ott
                                                    Executive Vice President/CFO
                                                                  (626) 859-4210

                                  Press Release
                                SGV Bancorp, Inc.
                        Completion of Branch Acquisition
                   West Covina, California, September 23, 1999
                                Immediate Release

SGV Bancorp, Inc. ("Company")( NASDAQ:SGVB), the holding company for First Federal Savings and Loan Association of San Gabriel Valley ("Association"), reported that it has completed the acquisition of two branches of Citibank, California, a federal savings bank. The combined deposits of the two branches totaled approximately $37 million. The acquisition of these two branches enhances the Association's market share and competitiveness in both cities.

The deposits from the La Verne branch have been combined with the deposits of the Association's branch in the same shopping center. The Association is operating the acquired branch in Covina as its ninth full-service branch in East San Gabriel Valley of Souther California. The Association is headquartered in West Covina, California.